                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934
                            -------------------------

       Date of Report (Date of earliest event reported) : February 1, 1999

                          MERRILL LYNCH DEPOSITOR, INC.
             (ON BEHALF OF PUBLIC STEERS(R) SERIES 1998 H-Z3 TRUST) (Exact name of registrant as specified in its charter)

           DELAWARE               333-29015-01              13-3891329
       (State or other            (Commission           (I. R. S. Employer
       jurisdiction of            File Number)          Identification No.)
        incorporation)

    WORLD FINANCIAL CENTER,                                     10281
      NEW YORK,  NEW YORK                                    (Zip Code)
     (Address of principal
      executive offices)
                           --------------------------

       Registrant's telephone number, including area code: (212) 449-1000

                      INFORMATION TO BE INCLUDED IN REPORT


ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

                  Not Applicable

ITEM 2.           ACQUISITION OF DISPOSITION OF ASSETS

                  Not Applicable

ITEM 3.           BANKRUPTCY OR RECEIVERSHIP

                  Not Applicable

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  Not Applicable

ITEM 5.           OTHER EVENTS

                  99.1 Distribution to holders of the Public STEERS(R) Series 1998 H-Z3 Trust Class A Certificates on February 1, 1999.

ITEM 6.           RESIGNATION OF REGISTRANT'S DIRECTORS

                  Not Applicable

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (a)      Financial statements of business acquired.

                           Not applicable

                  (b)      Pro forma financial information.

                           Not applicable.

                  (c)      Exhibits.

                           99.1 Trustee's report in respect of the February 1, 1999 distribution to holders of the Public STEERS(R) Series 1998 H-Z3 Trust Class A Certificates.

ITEM 8.           CHANGE IN FISCAL YEAR

                  Not Applicable.

ITEM 9.           SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

                  Not Applicable

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       MERRILL LYNCH DEPOSITOR, INC.

         Date:  February 19, 1999      By: \ s \ Frank D. Ronan
                                           Name:    Frank D. Ronan
                                           Title:   President

                                  EXHIBIT INDEX


         99.1 Trustee's report in respect of the February 1, 1999 distribution to holders of the Public STEERS(R) Series 1998 H-Z3 Trust Class A Certificates.

                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                     PUBLIC STEERS(R) SERIES 1998 H-Z3 TRUST

                                DISTRIBUTION DATE
                                FEBRUARY 1, 1999

                             CUSIP NUMBER 744593AF1

         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Harcourt General, Inc. 7.30% Debentures due August 1, 2097 (the "Underlying Securities"):

                          Interest:                 $985,500.00
                          Principal:                       0.00
                          Premium:                         0.00

         (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                          Paid by the Trust:        $    0.00
                          Paid by the Depositor:    $1,000.00

         (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution
                  Date:

                  Class A:
                          Interest:                          $731,838.10
                          Principal:                         $253,000.00
                          Unpaid Interest Accrued:           $      0.00

         (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                          Principal Amount:         $27,000,000
                          Interest Rate:                   7.30%
                          Rating:
                                  Moody's Investor Service            Baa2
                                  Standard & Poor's Rating Service    BBB